CHANGE IN TERMS AGREEMENT

Borrower:         US Global Nanospace, Inc.          Lender:  John Robinson
                  f/k/a US Global Aerospace, Inc.
                  2533 N. Carson St., Suite 5107
                  Carson City, NV  89706

Principal:        Amounts up to $150,000.00          Interest Rate:    10.000%

Loan Date:        August 7, 2003

Maturity:         June 30, 2004

Date of Agreement:    December 19, 2003

                      DESCRIPTION OF EXISTING INDEBTEDNESS

A Revolving Promissory Note dated August 7, 2003 in original principal amounts up to $150,000.00.

                         DESCRIPTION OF CHANGE IN TERMS

Original principal amounts have been increased from $150,000.00 to $500,000.00. All other terms and conditions remain unchanged.

                                 PROMISE TO PAY

US Global Nanospace, Inc. f/k/a US Global Aerospace, Inc., ("Borrower") promises to pay to John Robinson, ("Lender"), the principal balance then outstanding, together with interest at the rate of 10.000% per annum on the unpaid principal balance from August 7, 2003, until paid in full.

                                     PAYMENT

Borrower will pay these loans in one principal payment of the balance then outstanding, plus interest on or before June 30, 2004. This payment due on June 30, 2004 will be for all principal and all accrued interest not yet paid. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest, than to principal. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due.

                             SUCCESSORS AND ASSIGNS

This agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

BORROWER:                              LENDER:

US Global Nanospace, Inc.,             John Robinson
f/k/a US Global Aerospace, Inc.

By:  /s/ Julie Seaman                  /s/ John Robinson
     ----------------------            -----------------------------------------
     Julie Seaman, Secretary           John Robinson


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August 7, 2003                                                       $150,000.00

                            REVOLVING PROMISSORY NOTE

      FOR VALUE RECEIVED, US Global Aerospace, Inc., hereafter referred to as "Maker," promises to pay to the order of John Robinson, hereafter referred to as "Holder," on or before June 30, 2004, the principal balance then outstanding, together with accrued interest, provided that the maximum amount of principal outstanding at any one time shall be ONE HUNDRED FIFTY THOUSAND and NO/100 DOLLARS ($150,000.00) in lawful and legal tender of the United States of America.

      1. INTEREST RATE. Interest shall accrue daily on the outstanding principal balance of at the rate of ten percent (10%) per annum, prior to maturity, and after maturity at the maximum rate permitted by law, but in no event less than eighteen percent (18%) per annum, together with interest on all amounts unpaid on this Note from the date of this Note until maturity.

      2. PREPAYMENT. Maker shall have the right to prepay this Note in whole or in part, at any time, and in such amounts as Maker shall so desire, and, from time to time, as Maker sees fit. Interest shall immediately cease to accrue as of the date of the prepayment on any amount of the principal that is so prepaid. Any prepayment of the principal shall be credited to the payment of the installments last accruing under this Note. Prepayment of a part of this Note shall not affect the Maker's obligations to continue the regular payments stated in this Note.

      3. DEFAULT. It is agreed that time is of the essence of this Note. If default is made in any part of the principal or interest of this Note as it becomes due and payable upon the performance of any obligation, agreement, or covenant contained in any instrument securing payment of this Note, then the Holder shall have the option to declare the entire unpaid balance of both the principal and accrued interest immediately due and payable without notice, and may foreclose any and all liens securing payments under this Note. Failure of Holder to exercise this option shall not constitute a waiver of Holder's right to exercise this option in the event of any subsequent default.

      It is further agreed that all past due principal and interest shall bear interest from the date it is due until paid at the maximum lawful rate at which the undersigned may legally contract under the laws of the State of Texas or under other applicable federal laws. In any event, all past due principal and interest shall bear an interest rate of no less than eighteen percent (18%).

      4. ATTORNEY'S FEES. In the event of default under this Note or under any of the accompanying instruments securing payment of this Note, or if this Note is placed in the hands of an attorney or agency for collection, regardless of whether or not suit is filed, or if this Note is collected by suit or legal process including, but not limited to, through the probate court or bankruptcy proceedings, Maker agrees to pay reasonable attorney's fees and the expenses of collection.

      5. AMENDMENT AND WAIVER. This Note may be amended, or the terms hereof waived, only writing and having been executed by all of the parties to this Note.


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      6. USURY EXCLUSION. All agreements between Maker and Holder are expressly limited so that under no circumstances or event shall the amount paid or agreed to be paid to Holder for the use, forbearance, or detention of the money to be lent under this Note exceed the maximum amount permissible under the applicable federal and state usury laws. It is therefore the intention of Maker and Holder to conform strictly to any state and federal usury laws applicable to this loan transaction, and to permit the highest rate of interest according to law. Therefore, in this Note, or in any of the documents securing payment of this Note or otherwise relating to this Note, the aggregate of all interest and any other charges constituting interest under the applicable law, contracted for, chargeable, or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the maximum amount of interest permitted by law.

      7. BINDING EFFECT. This Note binds, and shall inure to the benefit of, the parties and their respective successor and assigns.

      8. CONSTRUCTION. This Note shall be governed by and construed under the laws of the State of Texas and the laws of the United States of America.

      IN WITNESS WHEREOF, the undersigned has executed this Note on the date first written above.

                                        US GLOBAL AEROSPACE, INC.

                                        By /s/ Julie Seaman
                                           -------------------------------------
                                           Julie Seaman, Secretary & Treasurer


                                                         MAKER


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